CONTACT:  Barry Susson                       Tom Ryan or
          Chief Financial Officer            Don Duffy
          (215) 676-6000                     (203) 222-9013
                                      OR
OF:       Deb Shops, Inc.                    Integrated Corporate Relations
          9401 Blue Grass Road               24 Post Road East
          Philadelphia, PA  19114            Westport, CT  06880

--------------------------------------------------------------------------------


             DEB SHOPS REPORTS SECOND QUARTER AND SIX-MONTH RESULTS

                 UPDATES FULL-YEAR SALES AND EARNINGS ESTIMATES

Philadelphia, PA - August 28, 2003 - Deb Shops, Inc. (Nasdaq: DEBS), a leading teen apparel retailer, today reported financial results for the second quarter and six-months ended July 31, 2003.

For the second quarter of fiscal 2004, net sales decreased 4.8% to $73.0 million compared to $76.7 million in the second quarter a year ago. Gross profit, which is net of buying and occupancy costs, was $22.7 million resulting in a gross margin of 31.2% for the period versus gross profit of $28.9 million and a 37.7% gross margin in the second quarter of fiscal 2003. Second quarter net income declined to $2.7 million compared to $7.3 million in the prior year while diluted earnings per share totaled $0.20 compared to $0.52 a year ago.

As of July 31, 2003, the Company had $152.9 million in cash totaling $11.17 per outstanding share; shareholders' equity of $177.2 million; and no debt.

Marvin Rounick, President and CEO of Deb Shops stated, "Economic softness in our core markets, poor weather in the first half of the quarter, and subsequent merchandising challenges, combined to negatively impact same store sales for the quarter. Given these results, we are focused on evaluating our business at the corporate and store levels, and remain committed to making the necessary adjustments that over time we expect will improve our sales trends."

Net sales for the first six months of Fiscal 2004 declined 6.8% to $143.2 million from $153.6 million for the comparable prior year period. Gross profit, which is net of buying and occupancy costs, was $40.5 million resulting in a gross margin of 28.3% for the first six months of Fiscal 2004 versus gross profit of $50.2 million and a 32.7% gross margin in the comparable prior year period. Net income was $3.0 million, or $0.22 per diluted share, versus $10.6 million, or $0.76 per diluted share, in the first half of fiscal 2003.

Barry Susson, Chief Financial Officer of Deb Shops added, "Fortunately, Deb Shops' balance sheet gives us the financial flexibility to carefully evaluate our current condition and take steps to rectify any problems we might identify.

It also allows us to sustain our $0.50 annual dividend which continues to return capital to our shareholders."

During the quarter, Deb Shops opened two new stores, remodeled four existing locations and closed one store.

Based on current information, Deb Shops expects fiscal 2004 sales to be in the range of $290 million to $300 million, versus prior guidance of flat versus fiscal 2003. This is based on a projected low-double digit comparable store sales decrease for the second half of the year, slightly offset by net new store growth. Accordingly, fiscal 2004 earnings per share will likely range from $0.70 to $0.80, versus prior guidance of $1.25 to $1.30. For the remainder of the fiscal year, the Company expects to open five to seven new stores.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 333 specialty apparel stores in 41 states under the DEB, DEB PLUS and Tops 'n Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


                               (tables to follow)

Income Statement Highlights

                                        Six Months Ended July 31,      Three Months Ended July 31,
                                        -------------------------      ---------------------------
                                          2003             2002            2003           2002
                                          ----             ----            ----           ----

Net sales                            $ 143,180,223    $ 153,646,984    $ 73,018,632   $ 76,682,641

Costs and expenses
Cost of sales, including
     buying and occupancy costs        102,663,901      103,435,083      50,269,898     47,806,551
Selling and administrative              34,458,894       32,504,042      17,779,797     16,751,952
Depreciation and amortization            2,081,777        1,854,050       1,043,118        931,587
                                     -------------    -------------    ------------   ------------
                                       139,204,572      137,793,175      69,092,813     65,490,090

Operating income                         3,975,651       15,853,809       3,925,819     11,192,551
Other income, principally interest         810,953        1,028,615         409,811        435,775
                                     -------------    -------------    ------------   ------------

Income before income taxes               4,786,604       16,882,424       4,335,630     11,628,326
Income tax provision                     1,801,000        6,330,000       1,630,000      4,360,000
                                     -------------    -------------    ------------   ------------

Net income                           $   2,985,604    $  10,552,424    $  2,705,630   $  7,268,326
                                     =============    =============    ============   ============

Net income per common share
                         Basic       $     0.22       $     0.77       $   0.20       $   0.53
                                           ====             ====           ====           ====
                         Diluted     $     0.22       $     0.76       $   0.20       $   0.52
                                           ====             ====           ====           ====

Weighted average number of
common shares outstanding
                         Basic          13,684,900       13,659,247      13,684,900     13,684,900
                                     =============    =============    ============   ============
                        Diluted         13,684,900       13,898,471      13,684,900     13,991,950
                                     =============    =============    ============   ============

EBITDA(1)                            $   6,057,428    $  17,709,859    $  4,968,937   $ 12,124,138
                                         =========       ==========       =========     ==========

Balance Sheet Highlights
                                               July 31, 2003                 July 31, 2002
                                               -------------                 -------------
    Cash and cash equivalents                  $  152,907,331                $  141,438,946
    Merchandise inventories                    $   35,358,172                $   37,156,190
    Total current assets                       $  193,623,774                $  182,984,953
    Property, plant and equipment, net         $   18,886,540                $   19,393,179
    Total assets                               $  219,364,810                $  208,711,554
    Total current liabilities                  $   42,132,605                $   42,887,420
    Total liabilities                          $   42,132,605                $   42,887,420
    Shareholders' equity                       $  177,232,205                $  165,824,134

(1)EBITDA Reconciliation
                                        Six Months Ended July 31,      Three Months Ended July 31,
                                        -------------------------      ---------------------------
                                          2003            2002             2003            2002
                                          ----            ----             ----            ----
Net income                             $ 2,985,604     $ 10,552,424    $  2,705,630   $  7,268,326
Income tax provision                     1,801,000        6,330,000       1,630,000      4,360,000
Depreciation and amortization            2,081,777        1,854,050       1,043,118        931,587
Other income, principally interest        (810,953)      (1,028,615)       (409,811)      (435,775)
                                       -----------     ------------    ------------   ------------
EBITDA                                 $ 6,057,428     $ 17,709,859    $  4,968,937   $ 12,124,138
                                       ===========     ============    ============   ============

EBITDA is a financial measure that is not recognized under accounting principles generally accepted in the United States (US GAAP). As required, the Company has presented the reconciliation of net income, a US GAAP financial measure, to EBITDA.